Exhibit 99.1

TREAN INSURANCE GROUP LAUNCHES NEW E&S CARRIER, BENCHMARK SPECIALTY INSURANCE COMPANY

Wayzata, MN, December 27, 2021 – Trean Insurance Group, Inc. (Nasdaq: TIG), a leading provider of products and services to the specialty insurance market, announced today that its subsidiary, Benchmark Insurance Company, a leading writer of program business, formed a new excess and surplus lines subsidiary, Benchmark Specialty Insurance Company, an Arkansas domestic surplus lines carrier. The new entity joins Benchmark Insurance Company, a Kansas domiciled carrier, American Liberty Insurance Company, a Utah domiciled carrier, and 7710 Insurance Company, a South Carolina based carrier, as members of the Trean Insurance Group.

Now that it has secured approval in its domicile state of Arkansas, Benchmark’s new E&S subsidiary is working to obtain the remaining regulatory approvals necessary to conduct business throughout the United States. With admitted and non-admitted carriers, Trean Insurance Group companies have the capability to offer a full range of risk solutions to our Program Partners and General Agents.

About Trean Insurance Group, Inc.

Trean Insurance Group, Inc. (NASDAQ: TIG) provides products and services to the specialty insurance market. Trean underwrites specialty casualty insurance products both through its program partners and its own managing general agencies. Trean also provides its program partners with a variety of services including issuing carrier services, claims administration and reinsurance brokerage. Trean is licensed to write business across 49 states and the District of Columbia. For more information, please visit www.trean.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not historical or current facts. These statements may discuss the Company’s net income, cash flow, financial condition, impairments, expenditures, growth, strategies, plans, achievements, capital structure, organizational structure, market opportunities and general market and industry conditions. Such forward-looking statements can be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “believe,” “seek,” “outlook,” “future,” “will,” “would,” “should,” “could,” “may,” “can have,” “likely” and similar terms. Forward-looking statements are based on management’s current expectations and assumptions about future events. These statements are only predictions and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements if the underlying assumptions prove to be incorrect or as a result of risks, uncertainties, and other factors, including the impact of the COVID-19 pandemic on the business and operations of the Company, our program partners and other business relations. Other factors that may cause such differences include the risks described in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements speak only as of the date on which they are made. Except as required by applicable securities laws, the Company disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, changes in assumptions or otherwise. Investors are cautioned not to place undue reliance on the forward-looking statements contained in this press release or in other filings and public statements of the Company.

Contacts

Investor Relations

investor.relations@trean.com

(952) 974-2260

Source: Trean Insurance Group, Inc.

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